 CUSIP NO.                                                     PRINCIPAL AMOUNT:

 REGISTERED NOTE NO.                                           $_____________


                           AVERY DENNISON CORPORATION
                          MEDIUM-TERM NOTES, SERIES B
                               (FIXED RATE NOTE)
              DUE FROM NINE MONTHS TO 30 YEARS FROM DATE OF ISSUE


     This Note is a Global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Global Note is exchangeable for Notes registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

     Unless this certificate is presented by an authorized representative of the Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


ORIGINAL ISSUE DATE:

MATURITY DATE:

PRINCIPAL AMOUNT:

SPECIFIED CURRENCY:
(if other than U.S. dollars)

AUTHORIZED DENOMINATIONS:
(if Specified Currency is other
than U.S. dollars)

EXCHANGE RATE AGENT:
(if Specified Currency is other
than U.S. dollars)

DEPOSITARY:
(if Note is a Global Note)

DATE ON OR AFTER WHICH THIS
NOTE IS REDEEMABLE AT THE
OPTION OF THE COMPANY:

INITIAL REDEMPTION %:

ANNUAL REDEMPTION % REDUCTION:

INTEREST RATE PER ANNUM:

REGULAR RECORD DATES:

INTEREST PAYMENT DATES:

DATE ON OR AFTER WHICH THIS
NOTE IS REPAYABLE AT THE
OPTION OF THE HOLDER:

INITIAL REPAYMENT %:

ANNUAL REPAYMENT % REDUCTION:

SINKING FUND:

     AVERY DENNISON CORPORATION, a Delaware corporation (the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum set forth on the face hereof at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, on the maturity date shown above, or if such date is not a Business Day (as defined below), the next succeeding Business Day (the "Maturity Date"), in such coin or currency specified above (a "Specified Currency") as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum at said offices or agencies, at the rate per annum (computed on the basis of a 360-day year of twelve 30-day months) shown above, in like Specified Currency, semi-annually on each Interest Payment Date set forth above from and after the date of this Note and on the Maturity Date or date of redemption or repayment, if any, until payment of said principal sum has been made or duly provided, provided, however, that the Company will
                                    --------  -------
make such payments in respect of non-U.S. dollar denominated Notes in the Specified Currency indicated above in amounts determined as set forth on the reverse hereof; provided, however, that payments of principal (and premium, if
                --------  -------
any) and interest on Notes denominated in other than U.S. dollars will nevertheless be made in U.S. dollars (i) at the election of the holder as provided herein and (ii) at the election of the Company in the case of the imposition of exchange controls or other circumstances beyond the control of the Company as provided herein. Unless this Note is a Note which has been issued upon transfer of, in exchange for, or in replacement of a predecessor Note, interest on this Note shall accrue from the Interest Payment Date next preceding the date of this Note to which interest has been paid, unless the date hereof is an Interest Payment Date to which interest has been paid, in which case from the date of this Note, or unless no interest has been paid on this Note, in which case from the Original Issue Date indicated above. If this Note has been issued upon transfer of, in exchange for, or in replacement of a predecessor Note, interest on this Note shall accrue from the last Interest Payment Date to which interest was paid on such predecessor Note or, if no interest was paid on such predecessor Note, from the Original Issue Date indicated above. Each payment of interest in respect of an Interest Payment Date will include interest accrued to but excluding such Interest Payment Date. The first payment of interest on a Note originally issued and dated between a Regular Record Date (as defined below) and an Interest Payment Date will be due and payable on the Interest Payment Date following the next succeeding Regular Record Date to the registered owner on such next succeeding Regular Record Date. Subject to certain exceptions provided in the Indenture referred to on the reverse hereof, the interest so payable on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the July 1 or January 1 immediately preceding such Interest Payment Date or on such other Regular Record Date indicated on the face hereof prior to such Interest Payment Date, whether or not a Business Day (each such date a "Regular Record Date"), and interest payable on the Maturity Date or upon redemption or repayment will be paid to the person to whom said principal sum is payable.

     Payment of interest on this Note due on any Interest Payment Date (other than interest on this Note due to the holder hereof on the Maturity Date or a redemption or repayment date, if any) to be made in U.S. dollars will be paid by check mailed by first class mail to the person entitled thereto at his last address as it appears on the Security Register or by wire transfer of immediately available funds to a designated account maintained in the United States upon receipt by the Trustee of written instructions not later than the Regular Record Date for the related Interest Payment Date by the registered holder of this Note. Such instructions shall remain in effect with respect to payments of interest made on subsequent Interest Payment Dates unless revoked or changed by written instructions received by the Trustee from such holder, provided that any such written revocation or change which is received by the
- --------
Trustee after a Regular Record Date and before the related Interest Payment Date shall not be effective with respect to the interest payable on such Interest Payment Date. Payment of the principal of, premium, if any, and interest, if any, on this Note due to the holder hereof on the Maturity Date or upon earlier redemption or repayment to be made in U.S. dollars will be paid, in immediately available funds, upon surrender of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York; provided that this Note is surrendered to the paying agent appointed under
      --------
the Indenture (the "Paying Agent") in time for the Paying Agent to make such payment in accordance with its normal procedures.

     Payments of interest to be made in a Specified Currency other than U.S. dollars (other than interest on this Note due to the holder hereof on the Maturity Date or date of redemption or repayment, if any) will be paid by wire transfer of immediately available funds to a designated account maintained with a bank in the country issuing the Specified Currency, or if this Note is denominated in European Currency Units ("ECUs"), to an ECU account, or other jurisdiction acceptable to the Company and the Trustee as shall have been designated at least five Business Days prior to the Interest Payment Date by the registered holder of this Note on the relevant Regular Record Date. Payment in a Specified Currency, other than U.S. dollars of the principal of, and premium, if any, and interest on this Note due to the holder hereof on the Maturity Date or upon any earlier redemption or repayment will be made by wire transfer of immediately available funds to a designated account maintained with a bank in the country issuing the Specified Currency, or if this Note is denominated in ECUs, to an ECU account, or other jurisdiction acceptable to the Company and the Trustee as shall have been designated at least five Business Days prior to the Maturity Date or the redemption or repayment date, as the case may be, by the registered holder of this Note on the Maturity Date or the redemption or repayment date, as the case may be, provided that this Note is presented for surrender to the Paying Agent in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Such designation for wire transfer purposes shall be made by filing the appropriate information with the Trustee at its corporate trust office or agency in the Borough of Manhattan, The City of New York and, unless revoked by written notice to the Trustee received by the Trustee on or prior to the date five Business Days prior to the applicable Interest Payment Date, Maturity Date or date of redemption or repayment, as the case may be, any such designation shall remain in effect with respect to any further payments with respect to this Note payable to such holder. If a payment of principal, premium, if any, and interest to be made in a Specified Currency other than U.S. dollars cannot be made by wire transfer because the required designation has not been received by the Trustee on or before the requisite date or for any other reason, a notice will be mailed to the holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Trustee's receipt of such a designation, such payment will be made within five Business Days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the holder or holders of this Note in respect of which payments are made.

     The holder of any Note denominated in a Specified Currency other than U.S. dollars may elect to receive payments of principal, premium, if any, or interest in U.S. dollars by transmitting a written request for such payment to the Trustee at its corporate trust office or agency in the Borough of Manhattan, The City of New York on or prior to the Regular Record Date immediately preceding any Interest Payment Date or the date fifteen calendar days prior to the Maturity Date or date of redemption or repayment, if applicable. Such request may be in writing (mailed or hand delivered) or by cable or telex or, if promptly confirmed in writing, by other form of facsimile transmission. Any such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the Regular Record Date for the applicable Interest Payment Date or the date fifteen calendar days prior to the Maturity Date or applicable date of redemption or repayment.

     If the principal of (and premium, if any) or interest on this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the holder of this Note by making payment in U.S. dollars as provided herein.

     Any payment on this Note due on any day which is not a Business Day (as defined below) need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest shall accrue for the period from and after such date.

     THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

     "Business Day" shall mean, as used herein with respect to any particular location, each Monday, Tuesday, Wednesday, Thursday and Friday which is (a) not a day on which banking institutions in a Place of Payment (as defined in the Indenture) generally are authorized or obligated by law or executive order to close and (b) in the event that this Note is denominated in a Specified Currency other than U.S. dollars, not a day on which banking institutions in the principal financial center of the country issuing the Specified Currency are authorized or obligated by law or executive order to close (or, if this Note is denominated in European Currency Units ("ECUs"), in Brussels, in which case "Business Day" shall not include any day that is a non-ECU clearing day as determined by the ECU Banking Association in Paris).

     Additional provisions of this Note are contained on the reverse hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by an authorized signatory of the Trustee under the Indenture referred to on the reverse hereof.

     IN WITNESS WHEREOF, AVERY DENNISON CORPORATION has caused this instrument to be signed manually or by facsimile by its duly authorized officers, and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:


TRUSTEE'S CERTIFICATE OF AUTHENTICATION    AVERY DENNISON CORPORATION


This is one of the Securities
of the series designated herein
referred to in the within-                 By:
mentioned Indenture

                                                 Chairman and Chief
                                                 Executive Officer



BANKAMERICA NATIONAL TRUST COMPANY,
as Trustee,


     By:                                   Attest:


                                                 Secretary
         Authorized Signatory

                  or


BANKAMERICA NATIONAL TRUST COMPANY,
as Authenticating Agent

     By:


         Authorized Signatory

                           AVERY DENNISON CORPORATION



                          MEDIUM-TERM NOTES, SERIES B
                               (FIXED RATE NOTE)
              DUE FROM NINE MONTHS TO 30 YEARS FROM DATE OF ISSUE


     This Note is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (hereinafter called the "Securities"), all issued or to be issued under and pursuant to an Indenture dated as of March 15, 1991, duly executed and delivered by the Company to Security Pacific National Bank, as trustee, as amended by a First Supplemental Indenture, dated as of March 16, 1993, duly executed and delivered by the Company to BankAmerica National Trust Company, as successor trustee (such Indenture as amended by such First Supplemental Indenture being hereinafter called the "Indenture" and such successor trustee being hereinafter called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties and immunities thereunder of the Trustee and the rights thereunder of the holders of the Securities. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as provided or permitted in the Indenture. This
Note is one of a series of the Securities designated as the Medium-Term Notes, Series B (the "Notes") of the Company. The Notes may mature at different times, bear interest at different rates, be redeemable at different times or not at all, be repayable at the option of the holder at different times or not at all, be denominated in different currencies and otherwise vary as provided or permitted in the Indenture. Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

     If this Note is denominated in a Specified Currency other than U.S. dollars, any U.S. dollar amount to be received by a holder of this Note who elects to receive payments in U.S. dollars will be based on the highest bid quotation (rounded to the nearest cent, with one-half cent rounded up) in The City of New York received by the Exchange Rate Agent (as specified on the face hereof) as of 11:00 A.M., New York City time, on the second Business Day next preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of the Specified Currency payable to all holders of Notes electing to receive U.S. dollar payments on such payment date and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on the second Business Day preceding the date of a payment, such payment will be made in the Specified Currency. All currency exchange costs associated with any payments in U.S. dollars will be borne by the holder hereof by deductions from such payments.

     If the principal, premium, if any, or interest on this Note is payable in a Specified Currency other than U.S. dollars and, due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Specified Currency is not available at the time of any scheduled payment of principal, premium, if any, or interest to be made in the Specified Currency, then the Company shall be entitled to satisfy its obligations hereunder by making such payment in U.S. dollars. Any such payment shall be made on the basis of the most recently available noon buying rate for cable transfers in The City of New York for such Specified Currency. Any payment under such circumstances in U.S. dollars where required payment is in a Specified Currency will not constitute a default under the Indenture.

     In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, immediately due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series issued under the Indenture which are affected thereby, at the time outstanding, as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any indenture supplemental thereto or modifying in any manner the rights of the holders of the Securities of such series provided, however, that no such
                                         --------  -------
supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the principal amount thereof, or reduce the rate or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation, or change the currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity Date without the consent of the holder of each such Security so affected, or (ii) reduce the aforesaid percentage of Securities of any series, the consent of the holders of which is required for any such supplemental indenture or the consent of whose holders is required for any waiver provided for in the Indenture, without the consent of the holders of all Securities affected then outstanding. The Indenture also contains provisions permitting the holders of at least a majority in aggregate principal amount of the Securities of any series then outstanding to waive compliance by the Company with certain provisions of the Indenture with respect to such series and certain past defaults under the Indenture with respect to such series and their consequences, except in each case a failure to pay principal or premium, if any, or interest on such Securities of such series. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued upon the registration of transfer hereof or in exchange or substitution therefor, irrespective of whether or not any notation thereof is made upon this Note or other such Notes.

     If so provided on the face of this Note, this Note may be redeemed by the Company on any Business Day on or after the "Date on or After Which the Note is Redeemable at the Option of the Company" as specified on the face hereof. On and after such date, if any, this Note may be redeemed in whole or in part, at the option of the Company, in increments of $1,000 or, in the case of non-U.S. dollar denominated Notes, in an amount equal to the integral multiples referred to on the face hereof under "Authorized Denominations" (or, if no such reference is made, an amount equal to the minimum Authorized Denomination) provided that the remaining principal amount of any Note partially redeemed shall be at least $100,000 or, in the case of non-U.S. dollar denominated Notes, the minimum Authorized Denomination referred to on the face hereof. The redemption price shall equal the product of the principal amount of this Note to be redeemed multiplied by the Redemption Percentage, plus accrued interest, if any, to the date of redemption. The Redemption Percentage shall initially equal the Initial Redemption Percentage specified on the face of this Note, and shall decline at each anniversary of the "Date on or After Which this Note is Redeemable at the Option of Company by the amount of the Annual Redemption Percentage Reduction specified on the face of this Note, until the Redemption Percentage is equal to 100%.

     If so provided on the face of this Note, this Note will be repayable at the option of the holder in whole or in part in increments of $1,000 or, in the case of non-U.S. dollar denominated Notes, in an amount equal to the integral multiples referred to on the face hereof under "Authorized Denominations" (or, if no such reference is made, an amount equal to the minimum Authorized Denomination) provided that the remaining principal amount of any Note surrendered for partial repayment shall be at least $100,000 or, in the case of non-U.S. dollar denominated Notes, the minimum Authorized Denomination referred to on the face hereof, on any Business Day on or after the "Date on or After Which this Note is Repayable at the Option of the Holder" (as stated on the face hereof). The repurchase price shall equal the product of the principal amount of this Note to be repurchased multiplied by the Repayment Percentage, plus accrued interest, if any, to the repayment date. The Repayment Percentage shall initially equal the Initial Repayment Percentage specified on the face of this Note, and shall decline at each anniversary of the "Date on or After Which this
Note is Repayable at the Option of the Holder" by the amount of the Annual Repayment Percentage Reduction specified on the face of this Note, until the Repayment Percentage is equal to 100%. In order for the holder to exercise its option to cause the Company to repurchase all or any portion of this Note, the Company must receive at the applicable address of the Trustee set forth below or at such other place or places of which the Company shall from time to time notify the holder of this Note, on or before the fifteenth, but not earlier than the twenty-fifth calendar day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, either (i) this Note, with the form below entitled "Option to Elect Repayment" duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth
(a) the name, address and telephone number of the holder of this Note, (b) the principal amount of this Note and the amount of this Note to be repaid, (c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Company will receive this Note, with the form below entitled "Option to Elect Repayment" duly completed, not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (and this Note and form duly completed are received by the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is BankAmerica National Trust Company,
Attention: Domestic Corporate Trust Administration, One World Trade Center, New York, New York 10048 (or, at such other places as the Company shall notify the holders of the Notes). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.

     The Notes are issuable in global or definitive form without coupons in Authorized Denominations of $100,000 and integral multiples of $1,000 in excess thereof or, if the Specified Currency is other than U.S. dollars, in the denominations indicated on the face hereof. Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, a new Note or Notes in authorized denominations in the Specified Currency for an equal aggregate principal amount and like interest rate and maturity will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture and to the limitations described below if applicable, without charge except for any tax or other governmental charge imposed in connection therewith.

     This Note is exchangeable only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor Depositary is not appointed within the time specified in the Indenture, or (ii) the Company in its sole discretion determines that all Global Notes of the same series as this Note shall be exchangeable for definitive Notes of differing denominations aggregating a like amount in registered form. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Notes of differing denominations aggregating a like amount in registered form in denominations of $100,000 and integral multiples of $1,000 in excess thereof, bearing interest at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, Specified Currency, Maturity Date and other terms.

     The Depositary will not sell, assign, transfer or otherwise convey any beneficial interest in this Note unless such beneficial interest is in an amount equal to $100,000 or an integral multiple of $1,000 in excess thereof or, if this Note is denominated in a currency other than U.S. dollars, an Authorized Denomination indicated on the face hereof. The Depositary, by accepting this Note, agrees to be bound by such provision.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the places, at the respective times, at the rate and in the currency herein prescribed.

     The Company, the Trustee and their respective agents may deem and treat the registered holder hereof as the absolute owner of this Note at such holder's address as it appears on the Security Register as kept by the Trustee or duly authorized agent of the Company (whether or not this Note shall be overdue), for the purpose of receiving payment of or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any of their respective agents shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder, shall, to the extent of the sum or sums paid, satisfy and discharge liability for moneys payable on this Note. Notwithstanding the foregoing, if this Note is a Global Note, the Company, the Trustee and their respective agents shall treat a person as the holder of such principal amount of Notes as shall be represented by a Global Note as shall be specified in a written statement of the Depositary for purposes of obtaining any consents or directions required to be given by holders of Securities pursuant to the Indenture.

     No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any indenture supplemental thereto or any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such personal liability of every such incorporator, stockholder, officer and director, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this Note.

     This Note shall be governed by and construed in accordance with the laws of the State of California.

                    ________________________________________

                           OPTION TO ELECT REPAYMENT

                 TO BE COMPLETED ONLY IF THIS NOTE IS REPAYABLE
                   AT THE OPTION OF THE HOLDER AND THE HOLDER
                         ELECTS TO EXERCISE SUCH RIGHT


     The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at ___________________________________
__________________________________________________________________________

     (please print or typewrite name and address of the undersigned).

     For this Note to be repaid the Company must receive at the applicable address of the Trustee set forth in the within Note or at such other place or places of which the Company shall from time to time notify the holder of the within Note, on or before the fifteenth, but not earlier than the twenty-fifth, calendar day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, either (i) the within Note, with this "Option to Elect Repayment" form duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the holder of the Note, (b) the principal amount of the Note and the amount of the Note to be repaid, (c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Note and this "Option to Elect Repayment" form duly completed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (and such Note and form duly completed are received by the Company by such fifth Business Day).

     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000 or, if the Note is denominated in a currency other than U.S. dollars, an amount equal to the integral multiples referred to on the face hereof under "Authorized Denominations" (or, if no such reference is made, an amount equal to the minimum Authorized Denomination)) which the holder elects to have repaid:
______________________________; and specify the denomination or denominations (which shall be $100,000 or an integral multiple of $1,000 in excess thereof or, if the Note is denominated in a currency other than U.S. dollars, an Authorized Denomination) of the Note or Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any specification, one such Note will be issued for the portion not being repaid): ____________________.



Date:_________________________     _____________________________________________
                                   NOTICE: The signature to this Option to Elect
                                   Repayment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any other change whatsoever.

                    ________________________________________

                                 ABBREVIATIONS


       The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM      --as tenants in common           UNIF GIFT MIN ACT--__________CUSTODIAN__________
TEN ENT      --as tenants by the entireties                        (Cust)             (Minor)
JT TEN       --as joint tenants with right          Under Uniform Gifts to Minors Act
               of survivorship and not as
                   tenants in common                 ________________________________
                                                                 (State)

       Additional abbreviations may also be used though not in the above list.

       FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


Please Insert Social Security or
Other Identifying Number of Assignee


______________________________
/______________________________/________________________________________________
________________________________________________
        PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE


________________________________________________________________________________


________________________________________________________________________________

the within Note of AVERY DENNISON CORPORATION and does hereby irrevocably constitute and appoint _____________________________
attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:  ________________________    ______________________________________
                                    ______________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.